Exhibit 99.1

WINVEST ACQUISITION CORP.

BALANCE SHEET

	September 17,	Pro Forma
	2021	Adjustments	As Adjusted
		(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash	$638,000	$-	$638,000
Prepaid expenses	393,500	-	393,500
Total current assets	1,031,500	-	1,031,500

Prepaid expenses, long-term portion	389,188	-	389,188
Cash held in Trust Account	101,000,000	15,150,000	116,150,000
Total assets	$102,420,688	$15,150,000	$117,570,688

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,180	$-	$4,180
Related party payables	20,317	-	20,317
Total current liabilities	24,497	-	24,497
Deferred underwriting commissions	3,500,000	525,000	4,025,000
Total liabilities	3,524,497	525,000	4,049,497

Commitments and Contingencies

Common stock subject to possible redemption, par value $0.0001, 100,000,000 shares authorized; 10,000,000 and 11,500,000 shares issued and outstanding	100,000,000	15,000,000	115,000,000

Stockholders’ equity (deficit):
Common stock, par value $0.0001, 100,000,000 shares authorized; 2,875,000 shares issued and outstanding	288	-	288
Additional paid-in capital	-	-	-
Accumulated deficit	(1,104,097)	(375,000)	(1,479,097)
Total stockholders’ deficit	(1,103,809)	(375,000)	(1,478,809)
Total liabilities and stockholders’ equity	$102,420,688	$15,150,000	$117,570,688